UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2007 (November 6, 2007)

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 6, 2007, Plains Exploration & Production Company, a Delaware corporation (“PXP”), completed the previously announced acquisition of Pogo Producing Company, a Delaware corporation (“Pogo”), pursuant to an Agreement and Plan of Merger, dated as of July 17, 2007 (the “Merger Agreement”), by and among PXP, PXP Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of PXP (“Merger Sub”), and Pogo, pursuant to which Pogo would merge with and into Merger Sub, with Merger Sub as the surviving corporation (the “Merger”).

Under the terms of the Merger Agreement, each share of Pogo common stock was converted into the right to receive 0.68201 shares of PXP common stock and $24.88 of cash which represents total consideration of approximately $58.48 per Pogo share, based on the ten day average closing sales prices of PXP common stock ending on the fifth day before the merger, and subject to election, adjustment and proration procedures as provided for in the Merger Agreement. The aggregate consideration paid by PXP in the Merger for Pogo common stock was approximately $3.4 billion, composed of $1,461,540,030.26 in cash and 40,063,702 shares of PXP common stock. The cash portion of the consideration paid in the Merger was funded by borrowings under PXP’s Amended and Restated Credit Agreement. The information set forth in Item 2.03 below is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 6, 2007, PXP entered into an Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A. as administrative agent, and the lenders party thereto (the “Amended Credit Agreement”), which amends and restates PXP’s five-year senior revolving credit facility, which closed May 31, 2007 (the “Prior Credit Facility”). The aggregate commitments of the lenders under the Amended Credit Agreement are $2.9 billion and can be increased to $3.3 billion if certain conditions are met. The Amended Credit Agreement provides for an initial borrowing base of $2.9 billion and a conforming borrowing base of $2.6 billion, each of which will be redetermined on an annual basis, with PXP and the lenders each having the right to one annual interim unscheduled redetermination, and adjusted based on PXP’s oil and gas properties, reserves, other indebtedness and other relevant factors. The borrowing base will be automatically reduced to equal the conforming borrowing base on the earlier of (a) the first anniversary of the closing of the Pogo acquisition, (b) the first date on which PXP issues additional senior notes permitted by the Amended Credit Agreement and (c) the sale (in one or more transactions) of oil and gas properties not covered by the most recently delivered reserve report and the issuance of equity interest for an aggregate consideration of $300,000,000 or more. Additionally, the Amended Credit Agreement contains a $250 million sub-limit on letters of credit and matures on November 6, 2012. The other terms and conditions of the Amended Credit Agreement are substantially the same as the Prior Credit Facility.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 6, 2007, PXP’s Board of Directors (the “Board”) increased its size from 7 members to 9 members. In connection with the acquisition of Pogo and pursuant to the terms of the Merger Agreement, the Board elected Mr. Thomas A. Fry, III and Dr. Charles G. Groat, both former members of the Pogo Board of Directors, to the Board.

Mr. Fry is and has been the President of National Ocean Industries Association (“NOIA”) since December 2000. Before joining NOIA, Mr. Fry served as the Director of the Department of Interior’s Bureau of Land Management and has also served as the Director of the Minerals Management Service. Mr. Fry, 62, has served as Director of Pogo since 2004 and served as a member of the Compensation, Management and Nominating and Corporate Governance Committees.

Dr. Groat currently serves as the Director of the Center for International Energy and Environment Policy and as the Director of the Energy and Earth Resources Graduate Program at the University of Texas at Austin. Before joining the University of Texas at Austin, Dr. Groat served for more than six years as Director of the U.S. Geological Survey, having been appointed by President Clinton and retained by President Bush. Dr. Groat, 67, has served as a Director of Pogo since 2005 and served as a member of the Audit and Management Committees.

Item 7.01.	Regulation FD Disclosure.

On November 6, 2007, PXP announced that PXP completed its previously announced acquisition of Pogo. At a special meeting of stockholders held on November 6, 2007, in Houston, Texas, the Pogo stockholders approved and adopted the Merger Agreement. At a special meeting of stockholders held on November 6, 2007, in Houston, Texas, the PXP stockholders approved (i) the issuance of additional shares of PXP common stock pursuant to the merger and (ii) an amendment to PXP’s certificate of incorporation increasing the number of authorized PXP common shares. A copy of the PXP press release is furnished as Exhibit 99.1 hereto.

The information furnished in this Current Report under the heading “Item 7.01 Regulation FD Disclosure” including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

To the extent required by this item, the financial statements of the business acquired will be filed under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(b)	Pro Forma Financial Information.

To the extent required by this item, pro forma financial information will be filed under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(c)	Exhibits:

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of July 17, 2007, by and among Plains Exploration & Production Company, Plains Acquisition LLC and Pogo Producing Company (incorporated by reference to Exhibit 2.1 to PXP’s Current Report on Form 8-K filed with the Commission on July 18, 2007).

4.1	Amended and Restated Credit Agreement among Plains Exploration & Production Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

99.1	The Plains Exploration & Production Company press release dated November 6, 2007, entitled “Plains Exploration & Production Company Completes Acquisition of Pogo Producing Company.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2007

PLAINS EXPLORATION & PRODUCTION COMPANY

By:	/s/ Cynthia A. Feeback
	Name:	Cynthia A. Feeback
	Title:	Vice President—Accounting, Controller and Chief Accounting Officer

Exhibit Index

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of July 17, 2007, by and among Plains Exploration & Production Company, Plains Acquisition LLC and Pogo Producing Company (incorporated by reference to Exhibit 2.1 to PXP’s Current Report on Form 8-K filed with the Commission on July 18, 2007).

4.1	Amended and Restated Credit Agreement among Plains Exploration & Production Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

99.1	The Plains Exploration & Production Company press release dated November 6, 2007, entitled “Plains Exploration & Production Company Completes Acquisition of Pogo Producing Company.”